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                                                                  Exhibit 23.6



J.P. Morgan Securities Inc.

60 Wall Street
New York NY
10260-0060

                       CONSENT OF J.P. MORGAN SECURITIES INC.



          We hereby consent to (i) the use of our opinion letter dated October 8, 1998 to the Board of Directors of InaCom Corp. (the "Company") included in Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of InaCom Acquisition, Inc., a wholly-owned subsidiary of the Company, with and into Vanstar Corporation, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   J.P. MORGAN SECURITIES INC.


                                   By: /s/ Todd R. Marin
                                      --------------------------------
                                      Name: Todd R. Marin


          October 15, 1998